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LOAN AND SECURITY AGREEMENT

By and Between

SMARTFINANCIAL, INC.

and

SERVISFIRST BANK

March 31, 2020

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LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2020, by and between SMARTFINANCIAL, INC., a corporation organized under the laws of the State of Tennessee (“Borrower”), and SERVISFIRST BANK, an Alabama banking corporation (“Lender”).
W I T N E S S E T H:
Borrower has requested that Lender extend to the Borrower a revolving line of credit in the maximum principal amount of up to $25,000,000 (the “Loan”), and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, agree as follows:
ARTICLE 1. DEFINITIONS
Section 1.01. Defined Terms. As used herein:
“Advance” means each loan of money or credit made to Borrower by Lender under the Commitment.
“Affiliate” or “Affiliates” shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, or (ii) five percent (5%) or more of the equity interest of which is held beneficially or of record by Borrower. The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Loan and Security Agreement, as amended or supplemented from time to time.
“Capital” means, with respect to the Subsidiary Bank, the “tier 1 capital” of the Subsidiary Bank, as reported on Schedule RC-R of the Subsidiary Bank’s most recent quarterly call report.
“Change in Control” means either (i) the acquisition by any Person or any group of Persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, directly or indirectly, of 40% or more of the outstanding shares of voting stock of Borrower or (ii) Borrower ceases to own 100% of the outstanding shares of voting stock of the Subsidiary Bank.
“Collateral” is defined in Section 4.01 of this Agreement.
“Collateral Documents” means the documents specified in Section 3.01(B) - (D).

“Commitment” means Lender’s commitment to lend to Borrower up to the sum of $25,000,000 in principal amount outstanding from time to time pursuant to, and subject to, the terms of this Agreement.
“Default” means any event described in Section 7.01.
“ERISA” means the Employee Retirement Security Act of 1974, as amended.
“Generally Accepted Accounting Principles” or “GAAP” means generally accepted principles of accounting in the United States in effect from time to time applied in a manner consistent with those used in preparing such financial statements as have theretofore been furnished to Lender by Borrower.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, which has or asserts jurisdiction over Lender, Borrower or any of its Subsidiaries, or over the property of any of them.
“Indebtedness” means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:
(A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;
(B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:
(1) to purchase such indebtedness; or
(2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or
(3) to supply funds to or in any other manner invest in the debtor.
(C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and
(D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee’s balance sheet.

“Interest Rate” is defined in Section 2.05(A)(1) of this Agreement.
“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any governmental or political subdivision or agency thereof, or any court or similar entity established by any thereof.
“Loan” has the meaning set forth in the recitals of this Agreement.
“Maturity Date” means the earlier of September 24, 2021, or the date the maturity of the Note is accelerated pursuant to Section 7.02 of this Agreement.
“Non-Performing Assets” means, with respect to the Subsidiary Bank, the sum of (a) the Subsidiary Bank’s loans and leases which are on nonaccrual status, (b) the Subsidiary Bank’s loans and leases which are at least ninety (90) days past due, (c) all other non-performing loans and leases of the Subsidiary Bank, (d) the other real estate owned by the Subsidiary Bank, and (e) all other non-performing assets of the Subsidiary Bank.
“Non-Performing Assets Ratio” means, with respect to the Subsidiary Bank, the ratio of the Subsidiary Bank’s Non-Performing Assets to the Subsidiary Bank’s Capital plus Reserves.
“Note” means the Revolving Note of even date herewith, in the principal amount of $25,000,000, made by Borrower to evidence Borrower’s obligation to repay the Loan and the interest thereon and includes any amendment to such Note and any promissory note given in extension or renewal of, or in substitution for, such Note evidencing Borrower’s obligation to repay the Loan.
“Obligations” means all of the following.
(A) The Obligation of Borrower to pay the principal of and interest on the Note in accordance with the terms thereof, and to satisfy all of its other liabilities to Lender, whether hereunder or otherwise (including, without limitation, under any swap or other hedging agreement made by Borrower with or in favor of Lender), whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.
(B) The Obligation of Borrower to repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral.
(C) The Obligation of Borrower to reimburse Lender, on demand, for all of Lender’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modifications, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

(D) The Obligation of Borrower to comply with the terms of this Agreement, the Note and the Collateral Documents.
“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.
“Pledge Agreement” means that certain Pledge Agreement of even date herewith pursuant to which Lender is granted a security interest in the Pledged Stock.
“Pledged Stock” means one hundred percent (100%) of the capital stock of the Subsidiary Bank.
“Potential Default” means an event of default which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“Prime Rate” means the rate designated as such in the “Money Rates” section of The Wall Street Journal (or any generally recognized successor) on any particular day. The Prime Rate is not necessarily the lowest interest rate charged by Lender.
“Records” means instruments, agreements, correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether express in ordinary or machine language, and all filing cabinets and other containers in which the foregoing is stored or maintained.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reserves” means, with respect to the Subsidiary Bank, the “allowance for loan and lease losses” of the Subsidiary Bank as reported on Schedule RC of the Subsidiary Bank’s most recent quarterly call report.
“Return on Assets Ratio” means, with respect to the Subsidiary Bank, the ratio of (a) year-to-date “net income” of the Subsidiary Bank for the current calendar year, as reported on Schedule RI of the Subsidiary Bank’s most recent quarterly call report, annualized over the current calendar year, to (b) average “total assets” as reported on Schedule RC-K of the Subsidiary Bank’s most recent quarterly call report.
“Subsidiary” means any corporation, including but not limited to the Subsidiary Bank, of which more than fifty-one percent (51%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by Borrower.
“Subsidiary Bank” means SmartBank, a banking corporation organized under the laws of the State of Tennessee, and a wholly-owned Subsidiary of Borrower.

“Tier 1 Leverage Ratio” means, with respect to the Subsidiary Bank, the tier 1 leverage ratio as defined by the capital maintenance regulations of the primary federal bank regulatory agency of the Subsidiary Bank and reported on Schedule RC-R of the Subsidiary Bank’s most recent quarterly call report.
Section 1.02 Construction. All accounting terms used herein shall have their customary meanings under, and shall be construed in accordance with, GAAP.
Section 1.03 UCC Definitions. All other capitalized terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have their respective meanings under the Uniform Commercial Code of Alabama.
ARTICLE 2. THE LOAN
Section 2.01. General Terms.

i.Subject to the terms and conditions of this Agreement, Lender will lend to Borrower the principal sum of up to $25,000,000 on a revolving basis. Lender shall make Advances under such Loan from time to time until the Maturity Date, upon the request of Borrower made by giving not less than one (1) business days’ notice to Lender, all in integral multiples of $10,000.00.
ii.Subject to the terms hereof, Borrower may borrow, repay without penalty or premium, and reborrow under the Loan, from the date of this Agreement until the Maturity Date provided, however, that any partial payment must be made in integral multiples of $10,000. If at any time the unpaid principal balance of the Loan exceeds the Commitment, Borrower shall immediately and without demand pay such sums to Lender as are necessary to reduce the principal balance of the Loan to not more than the Commitment.
Section 2.02. The Note. On the date hereof, Borrower will execute and deliver the Note to Lender to evidence Borrower’s Obligations to repay the Loan and the interest thereon.

Section 2.03. Use of Proceeds; Disbursement of the Loan. Borrower will use the proceeds of the Loan solely (a) for general working capital purposes, (b) to reimburse Lender for any expenses incurred by Lender in connection with making the Loan, and (c) to otherwise pay Lender sums due to Lender under this Agreement or the other instruments, agreements and documents related to this Agreement.

Section 2.04. Payments of Principal. If not earlier demanded pursuant to Section 7.02 hereof, the outstanding principal balance of each Advance made under the Loan shall be due and payable to Lender on the Maturity Date.

Section 2.05. Interest Rate and Payments of Interest.

i.Interest shall be calculated and paid as follows:

1.Interest on the principal balance of the Loan from time to time outstanding will be payable at a per annum rate (the “Interest Rate”) equal to the greater of (i) the Prime Rate in effect from time to time minus .50 percent (50bps); or (ii) a floor rate of four percent (4.0%).
2.Each time a change to the Prime Rate occurs, the Interest Rate shall change concurrently with such change in the Prime Rate.
3.Interest shall be calculated on the basis of a 360-day year, by multiplying the product of the principal amount outstanding and the applicable rate by the actual number of days elapsed, and dividing by 360, and shall be payable quarterly in arrears, on the 1st day of each and every calendar quarter (that is, on February 1, May 1, August 1, and November 1) commencing with the first calendar quarter following the first Advance and continuing on the 1st day of each calendar quarter thereafter until the outstanding principal balance of all Advances have been repaid in full, with the final payment of accrued and unpaid interest due and payable on the Maturity Date.
ii.If, at any time, the Interest Rate shall be deemed by any competent Governmental Authority to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Interest Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws.
Section 2.06. Payment to Lender. All sums payable to Lender under the Loan shall be paid directly to Lender in United States Dollars and immediately available funds. If Lender shall send to Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect. Alternatively, at its sole discretion, Lender may charge against any deposit account of Borrower all or any part of any amount due hereunder.

Section 2.07. Late Fee/Default Rate of Interest. Borrower promises to pay to Lender a late fee equal to five percent (5.00%) of the amount of each installment of principal and/or installment of interest which is received more than ten (10) days after the due date thereof; provided, however, that such late fee shall not be less than $20.00 nor more than the maximum amount (if any) permitted by law. The principal balance of the Loan outstanding after maturity (whether by acceleration or otherwise) shall bear interest at a per annum rate of interest equal to four percent (4.00%) plus the otherwise applicable Interest Rate and shall be calculated pursuant to Section 2.05 hereof. This section does not extend any payment due date expressly stated in this Agreement or any Collateral Document and does not in any way prevent or estop Lender from requiring that payments be made by Borrower strictly when due. Unless accepted by Lender, and unless accompanied by all other amounts then due to Lender, the tender of such payment by Borrower shall not cure the Default arising from the payment default upon which such late charge was assessed.
Section 2.08. Non-Use Fee. Borrower shall pay on an annual basis in arrears to Lender a non-use fee equal to .10 (10 bps) multiplied by the average unused principal amount of the

Commitment for the applicable 18-month period (the “Non-Use Fee”), which amount shall be payable no later than 15 days following the first anniversary date of this Agreement. The Non-Use Fee shall be waived if Borrower has been in compliance with all terms contained in this Agreement and has an outstanding balance for more than six (6) calendar months of the term of the Loan.
ARTICLE 3. CONDITIONS PRECEDENT
The obligation of Lender to make the Loan hereunder is subject to the following conditions precedent:
Section 3.01 Conditions to the Loan. Prior to the initial disbursement of the Loan, Borrower shall have delivered to Lender the following:
(A)the duly executed Note;
(B)the duly executed Pledge Agreement;
(C)original certificates representing the Pledged Stock, accompanied by stock powers endorsed in blank;
(D)if requested by Lender, the financing statements described in Section 4.05;
(E)copies, certified as of the date of this Agreement by Borrower’s corporate secretary, of resolutions of Borrower’s board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Collateral Documents, and each other document to be delivered pursuant hereto;
(F)copies, certified as of the date of this Agreement by their respective corporate secretaries, of the articles of incorporation of Borrower and the Subsidiary Bank, together with a certificate (dated the date of this Agreement) of the their respective corporate secretaries to the effect that such articles of incorporation have not been amended except as provided in such articles;
(G)copies, certified as of the date of this Agreement by their respective corporate secretaries, of the bylaws of Borrower and the Subsidiary Bank, together with a certificate (dated the date of this Agreement) of the their respective corporate secretaries to the effect that such bylaws have not been amended except as provided in such bylaws;
(H)a certificate (dated the date of this Agreement) of Borrower’s corporate secretary as to the incumbency and signatures of the officers of Borrower signing this Agreement, the Note, the Collateral Documents, and each other document to be delivered pursuant hereto;
(I)certificates, as of the most recent dates practicable, of the secretary of state of the state of incorporation of Borrower and the Subsidiary Bank, and, where appropriate, the department of revenue or taxation of such state, as to the existence and good standing of Borrower and the Subsidiary Bank;
(J)[Reserved]
(K)[Reserved]
(L)evidence acceptable to Lender that Borrower and the Subsidiary Bank have received all necessary regulatory approvals (or that no regulatory approvals are necessary) for (i) Borrower to obtain the Loan, (ii) Borrower and the Subsidiary Bank to enter into and perform their Obligations under this Agreement and the Collateral Documents, and (iii) payment by the Subsidiary Bank of dividends to Borrower in amounts sufficient to comply with the repayment terms of the Loan;
(M)such other documentation as Lender shall require regarding Borrower or the Subsidiary Bank, including, without limitation, opinions and certificates of Borrower’s independent certified public accountants, appraisals, reports of other independent consultants selected by Lender, and certificates of Borrower’s officers.
Section 3.02 Conditions to Each Advance. Without limiting the foregoing, at the time of each Advance under the Loan, Borrower shall have furnished such information to Lender as Lender shall reasonably request to evidence that (a) the proceeds of such Advance will be used for the purposes permitted hereunder, (b) the use of the proceeds in such manner will not cause or bring about a Default or Potential Default hereunder, and (c) a certificate signed by the Borrower and the Subsidiary Bank substantially in the form of Exhibit A hereto.
Section 3.03 Certain Events. Without limiting the foregoing, at the time of the disbursement of each Advance:
(A) No Default or Potential Default shall have occurred and be continuing;
(B) The Collateral Documents shall be in full force and effect;
(C) The Subsidiary Bank’s call report for the most recently-ended calendar quarter, filed by the Subsidiary Bank with any applicable regulatory authority, shall have been delivered to Lender;
(D) All representations and warranties set forth in Article 5 shall be true and correct as of the time of such disbursement; and
(E) There shall have been no material adverse change in the consolidated financial condition or business of Borrower or the Subsidiary Bank (measured against the most current financial statements of Borrower and the Subsidiary Bank delivered to or otherwise reviewed by Lender prior to the date of this Agreement).

Section 3.04 Legal Matters. At the time of the disbursement of each Advance, all legal matters necessary to preserve and perfect Lender’s security interest in the Collateral and Borrower’s obligation to repay the Loan shall be satisfactory to Lender and its counsel.
Section 3.05 Deposit Accounts. Borrower shall maintain deposit accounts with Lender and will allow Lender to bid on additional mutually beneficial correspondent services.
ARTICLE 4. COLLATERAL SECURITY
Section 4.01 Composition of the Collateral. The property in which a security interest is granted pursuant to the provisions of Sections 4.02 and 4.03 is herein collectively called the “Collateral.” The Collateral, together with all of Borrower’s other property of any kind held by Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by Lender until all Obligations have been satisfied in full.
Section 4.02 Rights in Property Held by Lender. As security for the prompt satisfaction of all Obligations, Borrower hereby assigns, transfers and sets over to Lender all of its right, title and interest in and to, and grants Lender a lien on and a security interest in, all amounts that may be owing from time to time by Lender to Borrower in any capacity, including, but without limitation, any balance or share belonging to Borrower of any deposit or other account with Lender, which lien and security interest shall be independent of any right of set-off which Lender may have.
Section 4.03 Security Interest in the Pledged Stock. As further security for the prompt satisfaction of all Obligations, Borrower hereby assigns and transfers to Lender all of its rights, title and interest in and to, and grants Lender a lien upon and security interest in, all of the Pledged Stock, whether now owned or hereafter acquired, together with all replacements therefor and all proceeds thereof, and all Records pertaining to any of the Collateral.
Section 4.04 Priority of Liens. The foregoing liens shall be first and prior liens on the Pledged Stock and other Collateral.
Section 4.05 Financing Statements.
(A) Borrower:
(1) Hereby authorizes the filing of such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may hereafter specify in order to perfect Lender’s lien on and security interest in the Collateral;
(2) Will pay or reimburse Lender for all costs and taxes of filing or recording such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may hereafter specify, provided such financing statements are consistent with the provisions of this Agreement; and

(3) Will take such other steps as Lender may direct to perfect Lender’s interest in the Collateral.
(B) In addition to the foregoing, and not in limitation thereof:
(1) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate public office in lieu thereof; and
(2) To the extent lawful, Borrower hereby appoints Lender as its attorney-in-fact (without requiring Lender to act as such) to file any financing statement and any amendment thereto in the name of Borrower, and to perform all other acts that Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.
ARTICLE 5. REPRESENTATIONS AND WARRANTIES
Section 5.01 Original. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:
(A) Borrower owns 100% of the outstanding capital stock of the Subsidiary Bank;
(B) Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the state of its formation; the Subsidiary Bank is a corporation duly organized, validly existing and in good standing under the Laws of the state of its formation; Borrower and the Subsidiary Bank have the lawful power to own their properties and to engage in the business they conduct, and are duly qualified and in good standing as foreign corporations in the jurisdictions wherein the nature of the business transacted by them or property owned by them make such qualification necessary; the states in which Borrower and the Subsidiary Bank are qualified to do business are set forth in Exhibit B; the addresses of Borrower’s and the Subsidiary Bank’s respective principal places of business are set forth in Exhibit B; and neither Borrower nor the Subsidiary Bank has changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within three (3) years and one (1) month prior to the date hereof;
(C) Neither Borrower nor the Subsidiary Bank is in default with respect to any of its existing Indebtedness, or under any material lease, contract or commitment of any kind, and all parties (including Borrower and the Subsidiary Bank) to all such material leases, contracts and other commitments to which Borrower or the Subsidiary Bank is a party are in material compliance with the provisions of such leases, contracts and other commitments;
(D) The making and performance of this Agreement, the Note, and the Collateral Documents will not (immediately, or with the passage of time, or with the giving of notice):
(1) Violate any provision of the articles of incorporation or bylaws of Borrower or the Subsidiary Bank, or violate any Laws or result in a default under any contract, agreement, or instrument to which Borrower or the Subsidiary Bank is a party or by which Borrower or the Subsidiary Bank or any of their respective properties are bound; or
(2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower or the Subsidiary Bank, except in favor of Lender;
(E) Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Collateral Documents, and to incur the Obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note, and the Collateral Documents;
(F) This Agreement and the Collateral Documents are, and the Note when delivered will be, valid, binding, and enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws, and judicial decisions affecting the rights of creditors generally and by general principles of equity;
(G) There is no pending or, to Borrower’s knowledge, threatened order, notice, claim, litigation, proceeding or investigation against or affecting Borrower or the Subsidiary Bank, whether or not covered by insurance, that would involve the payment of $10,000.00 or more if adversely determined;
(H) Borrower has good and marketable title to all of the Collateral, subject to no security interest, encumbrance or lien, or claim of any third person;
(I) Borrower’s and the Subsidiary Bank’s financial statements (including call reports, in the case of the Subsidiary Bank) furnished to Lender, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of Borrower from the date of the latest financial statements provided to Lender to the date hereof, or the Subsidiary Bank from its most recently filed call report to the date hereof;
(J) As at the date of this Agreement, neither Borrower nor the Subsidiary Bank has any material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the financial statements of Borrower most recently delivered to Lender or the most recent call report of the Subsidiary Bank, or as disclosed in or permitted by this Agreement, as applicable; Borrower does not know and has no reasonable ground to know of any basis for the assertion against it or the Subsidiary Bank of any material Indebtedness of any nature not fully reflected and reserved against in the above referenced respective financial statements or call reports, as applicable;

(K) Except as otherwise permitted herein, Borrower and the Subsidiary Bank have filed all federal, state and local tax returns and other reports they are required by Law to file prior to the date hereof and which are material to the conduct of their business, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books or the books of the Subsidiary Bank;
(L) Neither Borrower nor the Subsidiary Bank is in material violation of any applicable Laws;
(M) No representation or warranty by Borrower or the Subsidiary Bank contained herein or in any certificate or other document furnished by Borrower or the Subsidiary Bank pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;
(N) Each consent, approval or authorization of, or filing, registration or qualification with, any Person that is required to be obtained or effected by Borrower or the Subsidiary Bank in connection with the execution and delivery of this Agreement, the Note, and the Collateral Documents, or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected;
(O) The Pledged Stock constitutes all of the issued and outstanding capital stock of the Subsidiary Bank. There are no outstanding warrants, options, rights or other commitments (including, but without limitation, convertible notes or securities) entitling any Person to purchase or otherwise acquire any shares of capital stock of Borrower or the Subsidiary Bank. The Pledged Stock does not constitute “Margin Stock” as defined in Federal Reserve Board Regulation U (12 C.F.R. §§ 221.1 et seq.);
(P) Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of the making of the Loan;
(Q) Borrower does not maintain any “Defined Benefit Pension Plans”, as defined in ERISA; and
(R) Section 5.02 Survival. All of the representations and warranties set forth in Section 5.01 shall survive and shall remain true and correct until all Obligations are satisfied in full (except, if applicable, to the extent that any such representation or warranty expressly relates solely to an earlier date or period of time).
ARTICLE 6. THE BORROWER’S COVENANTS
Borrower hereby covenants and agrees with Lender that, so long as any of the Obligations remain unsatisfied, it will comply with the following covenants:

Section 6.01 Affirmative Covenants.
Unless Lender shall otherwise agree in writing, Borrower shall abide by and perform the following covenants:
(A)[Reserved]
(B)Borrower will use the proceeds of the Loan solely for the purposes described in Section 2.03 of this Agreement. Borrower will furnish Lender such evidence as it may reasonably require with respect to such use.
(C) Borrower will furnish Lender all of the following:
(1) with respect to Borrower only, quarterly, within sixty (60) days after the close of each calendar quarter, and at such other times as Lender may request:
(a) a statement of stockholders’ equity and a statement of cash flows of such entity as of and for such quarter;
(b) an income statement of such entity for such quarter; and
(c) a balance sheet (consolidated, in the case of an entity that has one or more Subsidiaries) of such entity as of the end of such period;
all in reasonable detail, subject to year-end audit adjustments and certified by Borrower’s president or principal financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except for any inconsistencies explained in such certificate.
(2) with respect to each of Borrower and the Subsidiary Bank, annually, within one hundred twenty (120) days after December 31 of each year:
(a) a statement of stockholders’ equity and a statement of cash flows of such entity as of and for such fiscal year;
(b) an income statement of such entity for such fiscal year; and
(c) a balance sheet (in the case of an entity that has one or more Subsidiaries, such balance sheet shall be delivered on a consolidated basis and, if requested by Lender, also on a parent-only basis) of such entity as of the end of such fiscal year;
all in reasonable detail, including all supporting schedules and comments, audited by an independent public accountant selected by Borrower and reasonably acceptable to Lender, and certified by such accountant to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except for any inconsistencies explained in such certificate. In addition, if requested by Lender,

Borrower will obtain from such independent certified public accountants and deliver to Lender, within one hundred twenty (120) days after the close of each fiscal year, the independent certified public accountants’ written statement that in making the examination necessary to their certification they have obtained no knowledge of any Default or Potential Default by Borrower or the Subsidiary Bank, or disclosed all Defaults or Potential Defaults of which they have obtained knowledge; provided, however, that in making their examination such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements. Lender shall have the right, from time to time, to discuss Borrower’s and the Subsidiary Bank’s affairs directly with Borrower’s and the Subsidiary Bank’s independent public accountants after notice to Borrower and the Subsidiary Bank and upon opportunity for Borrower and the Subsidiary Bank to be present at any such discussions.
(3) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs (1) and (2), a certificate of the president or principal financial officer of Borrower and the Subsidiary Bank, in the form of Exhibit A, stating that he or she has individually reviewed the provisions of this Agreement and that a review of the activities of Borrower and the Subsidiary Bank during such year or quarterly period, as the case may be, has been made by or under the supervision of the signer of such certificate with a view to determining whether Borrower and the Subsidiary Bank have kept, observed, performed and fulfilled all their obligations under this Agreement, and that, to the best of his or her knowledge, Borrower and the Subsidiary Bank have observed and performed each and every undertaking contained in this Agreement and are not at the time in default in the observance or performance of any of the terms and conditions hereof or, if Borrower or the Subsidiary Bank shall be so in default, specifying all such defaults and events of which he or she may have knowledge.
(4) Promptly after receipt thereof, copies of all material reports and documents submitted to Borrower or the Subsidiary Bank by any applicable regulatory authority (other than those which Borrower and the Subsidiary Bank are prohibited from disclosing under applicable Laws), and, simultaneously with the filing thereof, but in any event within forty-five (45) days of the end of each calendar quarter, copies of all financial reports, including but not limited to quarterly call reports, filed by the Borrower and/or the Subsidiary Bank with any applicable regulatory authority.
(5) Promptly after sending or making available or filing of the same, but in any event within fifteen (15) days after issuance, copies of all reports, proxy statements and financial statements that Borrower or the Subsidiary Bank sends or makes available to the stockholders and all registration statements and reports, including, if applicable, but not limited to 8Ks and 10Qs that Borrower or the Subsidiary Bank files with the Securities and Exchange Commission or any successor Person.
(6) Immediately upon the occurrence thereof, notice of (i) any material change in Borrower’s or the Subsidiary Bank’s financial condition or executive management, or

(ii) any other change internally or externally that could materially affect the capital, earnings or financial condition of Borrower or the Subsidiary Bank.
(7) Such other reports, financial information, projections, budgets, capital plans and other information as Lender may reasonably require.
(D)Borrower will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or the Subsidiary Bank or on any of its property or the Subsidiary Bank’s property or which it or the Subsidiary Bank is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserve therefor having been set aside on Borrower’s or the Subsidiary Bank’s books, but Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that has attached (or any security therefor) appears imminent.
(E) Borrower will, when requested so to do and unless prohibited by any federal, state and/or local Laws, make available for inspection by duly authorized representatives of Lender any of its or the Subsidiary Bank’s Records, and will furnish Lender any information regarding its or the Subsidiary Bank’s business affairs and financial condition within a reasonable time after written request therefor.
(F) Borrower will maintain, and will cause the Subsidiary Bank to maintain, liability insurance, property insurance (including, without limitation, fire and extended coverage insurance on all assets owned by Borrower or the Subsidiary Bank, as applicable), and other types of insurance (including, without limitation, insurance coverage on the directors and officers of Borrower and the Subsidiary Bank), all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Lender. All such policies of insurance shall contain a provision whereby they cannot be canceled except after not less than ten (10) days’ written notice to Lender. Borrower will furnish to Lender such evidence of insurance as Lender may require. Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, Lender may do so and shall be reimbursed by Borrower therefor, along with interest on the amount so paid at the Interest Rate (or default rate, if applicable). Borrower hereby assigns to Lender any returned or unearned premiums that may be due Borrower upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay Lender any amounts so due. Lender is hereby appointed Borrower’s attorney-in-fact (without requiring Lender to act as such) to endorse any check which may be payable to Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by Lender toward satisfaction of any of the Obligations.
(G) Borrower will take all necessary steps to preserve its and the Subsidiary Bank’s corporate existence and comply with all present and future Laws applicable to it or the Subsidiary Bank in the operation of its or the Subsidiary Bank’s business, and all material leases, contracts and commitments of any kind to which it or the Subsidiary Bank is subject. Borrower will cause the Subsidiary Bank to comply in all material respects with their respective obligations.

(H) Borrower will give immediate notice to Lender of:
(1) any litigation or proceeding in which it or the Subsidiary Bank is a party if an adverse decision therein would require it or the Subsidiary Bank to pay over more than $500,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and
(2) the institution of any other suit or proceeding involving Borrower or the Subsidiary Bank that might materially and adversely affect Borrower’s or the Subsidiary Bank’s operations, financial condition, property or business.
(I)Within ten (10) days of Lender’s request therefor, Borrower will furnish Lender with copies of federal income tax returns filed by Borrower or the Subsidiary Bank.
(J)Borrower will cause the Subsidiary Bank at all times to maintain (in accordance with Generally Accepted Accounting Principles):
4.a “well-capitalized” status in accordance with the regulations of the primary federal bank regulatory agency of the Subsidiary Bank;
5.a Tier 1 Leverage Ratio of at least eight percent (8.0%);
6.a Non-Performing Assets Ratio of less than fifteen percent (15%); and
7.a Return on Assets Ratio of at least two and one-half tenths of one percent (0.25%).
(K)Borrower will notify Lender immediately if it becomes aware of the occurrence of any Default or Potential Default, or the failure of Borrower to observe any of its undertakings hereunder.
(L)Borrower shall (a) ensure that no Person which owns a controlling interest in or controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (c) comply with all applicable Bank Secrecy Act laws and regulations, as amended, and (d) provide all information necessary for Lender to comply with the USA Patriot Act, as amended from time to time.
(M)Borrower will maintain direct ownership of one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiary Bank.
(N)Borrower will pay, or cause the Subsidiary Bank to pay, when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount therefor is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of Borrower or the Subsidiary Bank. If default be made by Borrower or the Subsidiary Bank in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, Lender shall have the right, in its discretion, to pay such interest or principal for the account of Borrower or the Subsidiary Bank and be reimbursed by Borrower therefor, along with interest on the amount so paid at the Interest Rate (or default rate, if applicable).
(O)Borrower shall cause the Subsidiary Bank to pay dividends to Borrower in an amount sufficient to fulfill its Obligations to repay the Loan. Borrower shall immediately notify Lender within two (2) business days of any regulatory prohibition relative to the payment of dividends to Borrower.
(P)Borrower shall immediately notify Lender in the event of the departure or removal of the current Chief Executive Officer or Chairman of either Borrower or the Subsidiary Bank, and Lender may accelerate the Loan at any time after 90 days following any such departure or removal in accordance with Section 7.02.
(Q)Borrower shall have an interest reserve requirement which will require the Subsidiary Bank to maintain cash on hand of at least $1,000,000 at all times during the term of the Loan.
(R)In the event Borrower fails to maintain a Tier 1 Leverage Ratio of at least eight percent (8.0%) in accordance with this Section 6.01, Borrower shall have a period to cure the failure for thirty (30) days. In the event Borrower fails to maintain a Non-Performing Assets Ratio of less than fifteen percent (15%) or a Return on Assets Ratio of at least two and one-half tenths of one percent (0.25%) in accordance with this Section 6.01, Borrower shall have a period to cure the failure for ninety (90) days. Borrower shall not be in violation of this covenant provided Borrower continues to service the Loan.
(S)Borrower shall maintain an interest reserve of at least $2,000,000 at all times during the term of the Loan. Borrower shall not be in violation of this covenant provided Borrower continues to service the Loan.
Section 6.02 Negative Covenants.
Unless Lender shall otherwise consent in writing, which consent shall not unreasonably be withheld, Borrower shall abide by the following covenants:
(A) Neither Borrower nor the Subsidiary Bank will change its name, enter into any merger, consolidation, or reorganization, reclassify its capital stock, or liquidate or dissolve, except pursuant to a transaction in which Borrower or the Subsidiary Bank, as appropriate, is the acquiror and no Change in Control has occurred.
(B) Neither Borrower nor the Subsidiary Bank will sell, transfer, lease or otherwise dispose of all or any material part of its assets, nor sell any item of Collateral, including but without limitation with respect to Borrower, any of the capital stock of the Subsidiary Bank.

Further, neither Borrower nor the Subsidiary Bank will purchase any material part of the assets of another Person, except pursuant to a transaction by the Subsidiary Bank in the ordinary course of business or a transaction in which Borrower or the Subsidiary Bank, as appropriate, is the acquiror and no Change in Control has occurred.
(C) Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien upon any item of Collateral, including, but without limitation any of the capital stock of the Subsidiary Bank, now owned or hereafter acquired.
(D) Neither Borrower nor the Subsidiary Bank will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any Person, except for the Subsidiary Bank’s endorsement of commercial paper for deposit or collection in the ordinary course of business, and the Subsidiary Bank’s issuance of letters of credit in the ordinary course of business.
(E) Neither Borrower nor the Subsidiary Bank (whether acting in its individual capacity or as a joint venture partner) will incur, create, assume, or permit to exist any Indebtedness except:
(1) the Loan;
(2) Indebtedness described in the financial statements of Borrower most recently delivered to Lender, or the most recent call reports of the Subsidiary Bank, as applicable;
(3) trade indebtedness incurred in the ordinary course of business; and
(4) contingent Indebtedness permitted by Section 6.02(D).
Without limiting the foregoing, the Subsidiary Bank shall not issue commercial paper, subordinated debt or any similar debt instrument, and the Subsidiary Bank shall not obtain any non-traditional funding, without Lender’s prior written consent.
(F) Borrower will not amend, nor cause the Subsidiary Bank to amend, its articles of incorporation or bylaws, or alter, through agreement or otherwise, any voting rights or rights to elect or appoint directors.
(G) Borrower will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock, except that so long as no Default or Potential Default shall have occurred and be continuing, Borrower may pay dividends to its shareholders in amounts consistent with its past practices.
(H) Borrower will not furnish Lender any certificate or other document that will knowingly contain any untrue statement of material fact or that will knowingly omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

(I) Borrower will not directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.
(J) Borrower will not enter into any transaction with any Affiliate including, without limitation, the purchase, sale or exchange of property or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon terms found by its board of directors to be fair and reasonable and no less favorable to Borrower than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.
(K) Borrower will not acquire any new indebtedness in excess of $5,000,000 without the prior approval of Lender.
ARTICLE 7. DEFAULT
Section 7.01 Events of Default. The occurrence of any one or more of the following events shall constitute a Default hereunder:
(A) Borrower shall fail to pay when due any installment of principal or interest or fee payable hereunder or under the Note, or any of Borrower’s other Obligations to Lender. For the purposes of this paragraph, there shall be a ten (10) day grace period in the event of a late payment.
(B) Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under the Note or any of the Collateral Documents. In the event of a failure to meet an obligation under this paragraph, Lender shall give Borrower notice of the failure. From the date notice is received, Borrower shall have a thirty (30) day period in which to cure such failure.
(C) Borrower or the Subsidiary Bank shall fail to pay any Indebtedness in excess of $10,000.00 due any third Persons and such failure shall continue beyond any applicable grace period, unless any such failure is being contested in good faith by appropriate proceedings with adequate reserve therefor being set aside on Borrower’s or the Subsidiary Bank’s books.
(D) Any financial statement, call report, representation, warranty or certificate made or furnished by Borrower or the Subsidiary Bank to Lender under or in connection with this Agreement, or as an inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender, shall be materially false, incorrect, or incomplete when made.
(E) Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

(F) Proceedings in bankruptcy, or for reorganization of Borrower or the Subsidiary Bank or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, (i) shall be commenced against Borrower or the Subsidiary Bank and shall not be discharged within thirty (30) days after their commencement, or (ii) shall be commenced by Borrower or the Subsidiary Bank.
(G) Any proceedings shall be instituted for the appointment of a receiver or trustee for Borrower or the Subsidiary Bank or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution of or the full or partial liquidation of Borrower or the Subsidiary Bank, or Borrower or the Subsidiary Bank shall discontinue its business or materially change the nature of its business.
(H) Borrower or the Subsidiary Bank shall suffer final judgments for payment of money aggregating in excess of $500,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed.
(I) A judgment creditor of Borrower shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help.
(J) The validity or enforceability of this Agreement, the Note or the Collateral Documents shall be contested by Borrower, the Subsidiary Bank, or any shareholder of Borrower, or the Borrower shall deny that it has any or further liability or Obligation hereunder or thereunder.
(K) Borrower or the Subsidiary Bank shall fail to maintain all regulatory licenses and permits necessary to the conduct of their respective business.
(L) If any of Borrower’s or the Subsidiary Bank’s banking regulators (i) enter into or issue a cease and desist order, consent order, written agreement or similar agreement with or against Borrower or the Subsidiary Bank, (ii) require Borrower or the Subsidiary Bank to enter into a memorandum of understanding, letter agreement or other similar written undertaking, or (iii) take such other action that explicitly states that Borrower or the Subsidiary Bank has acted in an unsafe or unsound manner.
(M) Borrower ceases to own one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiary Bank.
(N) There is a Change in Control with respect to Borrower or the Subsidiary Bank.
Section 7.02 Acceleration. If a Default shall have occurred and be continuing, or if a departure of executive management occurs under Section 6.01(Q), then, at the option of Lender (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of a Default specified in Sections 7.01(E), (F) or (G)), Lender may terminate all commitments to lend hereunder and may declare, by written notice to Borrower, that all Obligations, whether hereunder or otherwise, are immediately due and payable.

Section 7.03 Remedies. If a Default shall have occurred and be continuing, then whether or not acceleration occurs under Section 7.02, Lender shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice or demand whatsoever to Borrower or the Subsidiary Bank, all of which are hereby expressly waived (except as specifically required by this Agreement or the Collateral Documents, or as required by applicable Laws), and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Borrower or the Subsidiary Bank may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Lender shall apply such proceeds toward the satisfaction of the Obligations. Borrower shall be liable for any deficiency, and any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrower (and/or to the Subsidiary Bank, if required under applicable Laws) at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Lender shall designate. At any such sale or other disposition, Lender may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower or the Subsidiary Bank, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon Lender under this section, Lender may, to the full extent permitted by applicable Laws, at Lender’s option, use, operate, manage and control the Collateral in any lawful manner.
ARTICLE 8. MISCELLANEOUS
Section 8.01 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing any or all other notes, guaranty agreements, pledge agreements, or security agreements in accordance with their respective terms.
Section 8.02 Further Assurance. From time to time, Borrower will, or will cause the Subsidiary Bank to, execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower’s and/or the Subsidiary Bank’s status and affairs.
Section 8.03 Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.
Section 8.04 Expenses of Lender. Borrower will, on demand, reimburse Lender for any and all expenses, fees, taxes, or other costs (including, without limitation, (a) expenses for lien searches and other due diligence searches, (b) any recordation tax, indebtedness tax, documentary stamp tax, intangible tax, or similar tax due in connection with the Loan or any security instrument related to the Loan, (c) any recording fees or other costs due in connection with any security instrument related to the Loan, and (d) the reasonable fees and expenses of legal counsel for Lender) incurred in connection with the enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of the Note and the other Obligations.
Section 8.05 Notices. Any notice or other communication required or permitted to be given by this Agreement, the Note, the Collateral Documents or any related document, or by applicable Laws, shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three (3) business days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) business day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:
(A) If to Borrower:

SmartFinancial, Inc. c/o SmartBank
5401 Kingston Pike Ste. 600
Knoxville, Tennessee 37919
Attention: Ron Gorczynski

(B) If to Lender:

ServisFirst Bank
           2500 Woodcrest Place
           Birmingham, Alabama 35209
Attention: William Mellown
          Assistant Vice President, Correspondent Banking

Section 8.06 Waiver; Release and Indemnity by Borrower. To the maximum extent permitted by applicable Laws, Borrower:
(A) Waives (1) protest with respect to all Indebtedness at any time held by Lender on which Borrower is in any way liable; and (2) notice and opportunity to be heard before exercise by Lender of the remedies of set-off or other summary procedures permitted by any applicable Laws or by any agreement with Borrower, and except where required hereby or by any applicable Laws, notice of any other action taken by Lender; and
(B) Releases Lender and its officers, directors, agents, attorneys and employees from all claims for loss or damage caused by any act or omission on the part of any of them except gross negligence or willful misconduct; and
(C) Indemnifies Lender and its officers, directors, agents, attorneys and employees against, and agrees to hold Lender and all of such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, costs of defense and attorneys’ fees) arising directly or indirectly out of or in connection with any matter involving the Loan, this Agreement, the Note, the Collateral Documents, any related documents, or any of the other matters and transactions contemplated herein or therein, except where such claims, demands, liabilities, costs, damages and judgments arise out of the gross negligence or willful misconduct of Lender. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Loan, the Note and termination of this Agreement.
Section 8.07 Participation. Notwithstanding any other provision in this Agreement, Borrower understands and agrees that Lender may enter into participation agreements with participating banks whereby Lender will allocate to them certain percentages of Lender’s interest in the Loan. Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with Lender only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to each of any such participating banks as well as Lender, and Borrower hereby grants to each such participating bank, to the extent of its participation in the Loan, the right to set off deposit accounts maintained by Borrower with such bank.
Section 8.08 Applicable Law; Jurisdiction and Venue. The substantive Laws of the United States and the State of Alabama shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto. Borrower hereby consents to the jurisdiction of the State of Alabama; and agrees that venue for any dispute relating to or arising out of the transaction contemplated by this Agreement shall lie exclusively in an appropriate state or federal court located in Jefferson County, Alabama.
Section 8.09 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of Lender. Lender may freely assign the Loan, in whole or in part. This Agreement and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.
Section 8.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.
Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
Section 8.12 Extension and Renewal. The Loan may, in the sole and absolute discretion of Lender, be renewed or extended beyond the Maturity Date by notice given by Lender to Borrower. Any such renewal or extension shall be upon the terms and subject to the conditions stated in such notice. In the absence of such extension or renewal, the obligations of Lender hereunder with respect to the Loan shall terminate on the Maturity Date.
Section 8.13 Seal. This Agreement is intended to take effect as an instrument under seal.
Section 8.14 No Third Party Beneficiaries, Etc. Monitoring, inspections and review of financial information by Lender may not be relied upon by Borrower or any other Person and shall be for the sole benefit of Lender. Further, there are no third party beneficiaries of this Agreement or any documents related hereto, and no person or entity other than Lender and Borrower shall be entitled to rely hereon or thereon or benefit herefrom or therefrom.
Section 8.15 Waiver of Trial by Jury. EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE Note, THE COLLATERAL DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE Note, THE COLLATERAL DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE BORROWER AND THE LENDER AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

SMARTFINANCIAL, INC.
By	/s/ William Y. Carroll, Jr.
Name	William Y. Carroll, Jr.
Its	President & Chief Executive Officer

LENDER:

SERVISFIRST BANK
By	/s/ William Mellown
Name	William Mellown
Its	Assistant Vice President

        Signature Page for Loan and Security Agreement